                       ARTHUR ANDERSEN LLP


                        BANK OF ST. JOHN

                      FINANCIAL STATEMENTS
                AS OF DECEMBER 31, 1994 AND 1993
                 TOGETHER WITH AUDITORS' REPORT

                      ARTHUR ANDERSEN LLP


            REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Shareholders and Board of Directors of Bank of St. John:

We have audited the accompanying balance sheets of Bank of St. John (a Louisiana corporation) as of December 31, 1994 and 1993, and the related statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bank of St. John as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Notes 1 and 6 to the financial statements, effective January 1, 1994, the Bank changed its method of accounting for investment securities and effective January 1, 1993, the Bank changed its method of accounting for income taxes.


/s/ ARTHUR ANDERSEN LLP
Arthur Andersen LLP


New Orleans, Louisiana
March 29, 1995

                        BANK OF ST. JOHN


                         BALANCE SHEETS

                AS OF DECEMBER 31, 1994 AND 1993

                     (Dollars in Thousands)



                             ASSETS



                                               1994        1993
                                             --------    -------

CASH AND DUE FROM BANKS                      $ 13,628    $  5,689

FEDERAL FUNDS SOLD                              4,700       2,300

INTEREST BEARING DEPOSITS IN OTHER BANKS           25         149

INVESTMENTS (Market value of $35,826 in 1993)      -       34,865

INVESTMENT SECURITIES AVAILABLE FOR SALE,
  at fair value                                23,347          -

INVESTMENT SECURITIES HELD TO MATURITY,
  (market value of $11,499 in 1994)            11,888          -

LOANS                                          66,917      60,995
  Less:  Reserve for possible loan losses        (954)       (788)
                                             ________    ________
           Net loans                           65,963      60,207

BANK PREMISES AND EQUIPMENT, net                1,506       1,454

OTHER REAL ESTATE, net                            126         378

ACCRUED INTEREST RECEIVABLE                       852         700

OTHER ASSETS                                    1,677         767
                                             ________    ________
           Total assets                      $123,712    $106,509
                                             ========    ========


The accompanying notes are an integral part of these financial statements.

                        BANK OF ST. JOHN


                         BALANCE SHEETS

                   DECEMBER 31, 1994 AND 1993

            (Dollars in Thousands, Except Share Data)



              LIABILITIES AND SHAREHOLDERS' EQUITY

                                               1994        1993
                                             --------    --------

DEPOSITS:
  Non-interest bearing                       $ 15,270    $ 15,094
  Interest bearing                             95,329      79,746
                                             ________    ________
           Total deposits                     110,599      94,840

ACCRUED INTEREST AND OTHER LIABILITIES          1,289       1,069
                                             ________    ________
     Total liabilities                        111,888      95,909
                                             ________    ________

COMMITMENTS AND CONTINGENCIES                      -           -

SHAREHOLDERS' EQUITY:
  Common stock, $2.50 par value, 400,000
    shares authorized, 300,000 shares
    issued and outstanding                        750         750
  Surplus                                       2,250       2,250
  Undivided profits                             9,630       7,600
  Unrealized loss on investment securities
    available for sale                           (806)         -
                                             ________    ________
     Total shareholders' equity                11,824      10,600
                                             ________    ________
     Total liabilities and
       shareholders' equity                  $123,712    $106,509
                                             ========    ========


The accompanying notes are an integral part of these financial statements.

                        BANK OF ST. JOHN


                      STATEMENTS OF INCOME

         FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

          (Dollars in Thousands, Except Per Share Data)




                                                1994        1993
                                             --------    --------
INTEREST INCOME:
  Interest and fees on loans                 $  6,163    $  5,276
  Interest on investments-
    United States Treasury securities             626         660
    United States Government agency and
      mortgage-backed securities                1,640       2,211
    Obligations of states and political
      subdivisions                                170          64
  Interest on deposits with other banks             5           7
  Interest on Federal funds sold and
    other investments                             772          96
                                             ________    ________
       Total interest income                    9,376       8,314
                                             ________    ________
INTEREST EXPENSE:
  Interest on deposits                          2,495       2,386
  Other interest expense                            7           8
                                             ________    ________
       Total interest expense                   2,502       2,394
                                             ________    ________
NET INTEREST INCOME                             6,874       5,920

PROVISION FOR POSSIBLE LOAN LOSSES                 -          (50)
                                             ________    ________
NET INTEREST INCOME AFTER PROVISION FOR
  POSSIBLE LOAN LOSSES                          6,874       5,870
                                             ________    ________
NON-INTEREST INCOME                             1,063       1,123
                                             ________    ________
GAIN ON SALE OF SECURITIES                        653          34
                                             ________    ________

NON-INTEREST EXPENSE:
  Salaries and employee benefits                1,390       1,306
  Occupancy expense                               439         405
  Other operating expense                       2,453       2,443
                                             ________    ________
       Total non-interest expense               4,282       4,154
                                             ________    ________
INCOME BEFORE INCOME TAXES AND CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE                   4,308       2,873
                                             ________    ________
PROVISION FOR INCOME TAXES:
  Current                                       1,295         563
  Deferred                                         83         380
                                             ________    ________
INCOME BEFORE CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE                             2,930       1,930

CUMULATIVE EFFECT OF ACCOUNTING CHANGE             -          177
                                             ________    ________
NET INCOME                                   $  2,930    $  2,107
                                             ========    ========

EARNINGS PER SHARE:
  Income before cumulative effect of
    accounting change                        $   9.77    $   6.43
  Cumulative effect of accounting change           -          .59
                                             ________    ________
       Net income per share                  $   9.77    $   7.02
                                             ========    ========

The accompanying notes are an integral part of these financial statements.

                                    BANK OF ST. JOHN


                           STATEMENTS OF SHAREHOLDERS' EQUITY

                     FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                     (Dollars in Thousands, Except Per Share Data)





                                                                                         Unrealized
                                                                                          Loss On
                                                                                         Investment
                                             Common Stock                                Securities
                                           ----------------               Undivided       Available
                                           Shares    Amount   Surplus      Profits        For Sale
                                           ------    ------   -------     ---------      ----------


BALANCE, December 31, 1992                 300,000   $750     $2,250      $6,093          $  -

NET INCOME                                      -      -          -        2,107             -

DIVIDENDS DECLARED ($2.00 per share)            -      -          -         (600)            -
                                           _______   ____     ______      ______          _______
BALANCE, December 31, 1993                 300,000    750      2,250       7,600             -

NET INCOME                                      -      -          -        2,930             -

DIVIDENDS DECLARED ($3.00 per share)            -      -          -         (900)            -

UNREALIZED LOSS ON SECURITIES
  AVAILABLE FOR SALE                            -      -          -            -            (806)
                                          ________   ____     ______      _______         _______
BALANCE, December 31, 1994                300,000    $750     $2,250      $9,630          $ (806)
                                          ========   ====     ======      =======         =======




The accompanying notes are an integral part of these financial statements.

                        BANK OF ST. JOHN

                    STATEMENTS OF CASH FLOWS

         FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                     (Dollars in Thousands)




                                                                            1994        1993

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                                                $  2,930    $  2,107
  Adjustments to reconcile net income to net operating cash flows-
    Writedowns of other real estate and other assets                              38         325
    Depreciation                                                                 255         208
    Net accretion of discount or amortization of premium on investments           29          26
    Provision for possible loan losses                                            -           50
    Gain on sales of other real estate                                           (37)        (76)
    Gain on sales and calls of securities                                       (653)        (34)
    Increase in accrued interest receivable and other assets                    (145)       (339)
    Increase (decrease) in accrued interest payable and other liabilities,
      net of change in dividends payable                                         220         (92)
    Deferred tax provision                                                        83         380
                                                                            _________   ________

             Net operating cash flows                                          2,720       2,555
                                                                            ________    ________

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from debentures                                                       750          -
  Proceeds from maturities of investment securities                               -       15,764
  Proceeds from maturities of investment securities available for sale         4,501          -
  Proceeds from maturities of investment securities held to maturity           7,598          -
  Purchases of investment securities                                              -       (9,029)
  Purchases of investment securities available for sale                      (17,597)         -
  Purchases of investment securities held to maturity                         (3,193)         -
  Proceeds from calls and sales of investment securities                          -        3,500
  Proceeds from calls and sales of investment securities available for sale    5,974          -
  Net cash increase in loans                                                  (5,867)    (14,553)
  Additions to bank premises and equipment                                      (355)       (556)
  (Increase) decrease in Federal funds sold                                   (2,400)      4,500
  Proceeds from sales of other real estate and other assets                      450       1,479
  (Increase) decrease in interest bearing deposits with other banks              124         (44)
                                                                            ________    ________
             Net investing cash flows                                        (10,015)      1,061


CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in non-interest bearing deposits                           176         (88)
  Increase in interest bearing deposits other than certificates of deposit     9,055         609
  Increase (decrease) in certificates of deposit                               6,528      (3,226)
  Dividends paid                                                                (525)       (225)
                                                                            ________    ________
             Net financing cash flows                                         15,234      (2,930)

NET INCREASE IN CASH AND DUE FROM BANKS                                        7,939         686
                                                                            ________    ________
CASH AND DUE FROM BANKS AT BEGINNING OF YEAR                                   5,689       5,003
                                                                            ________    ________
CASH AND DUE FROM BANKS AT END OF YEAR                                      $ 13,628    $  5,689
                                                                            ________    ________
CASH INTEREST EXPENSE PAID                                                  $  2,371    $  2,407
                                                                            ________    ________
INCOME TAXES PAID                                                           $  1,050    $    851
                                                                            ________    ________


The accompanying notes are an integral part of these financial statements.

                                  BANK OF ST. JOHN


                           NOTES TO FINANCIAL STATEMENTS

                   (Dollars in Thousands, Except Per Share Data)



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    ------------------------------------------

The accounting principles and reporting policies of Bank of St.
John (the Bank) conform with generally accepted accounting principles. The more significant accounting policies used in preparing the financial statements are summarized below.

Certain reclassifications have been made to the prior period financial information in order to conform to current year presentation.

Investment Securities
---------------------

Effective January 1, 1994, the Bank adopted Financial Accounting Standards Board (FASB) Statement No. 115 Accounting for Certain Investments in Debt and Equity Securities. This standard addresses the accounting and reporting for investments in equity securities that have a readily determinable fair value and for all investments in debt securities and requires classification of securities as trading, available for sale or held to maturity. Management determines the classification of its securities when they are purchased. The Bank does not engage in trading activities related to any of its investment securities. Securities which the Bank has the intent and ability to hold until maturity are classified as held to maturity. These securities are stated at cost, adjusted for amortization of premiums and accretion of discounts. Securities which may be sold in response to interest rates, liquidity needs or other factors are classified as available for sale. These securities are reflected at fair value, and net unrealized gains or losses are reflected as a separate component of shareholders' equity, net of income tax effects. As of January 1, 1994 the unrealized gain on available for sale securities, net of tax effects, was $299.

During 1994, the Bank sold $6,071 of securities out of its available for sale portfolio, resulting in gross realized losses of $98 and gross realized gains of $1. In addition, the Bank realized a gain of $750 on the redemption of the First Continental Bancshares debentures, as discussed further in Note 3. No securities were sold from the Bank's held to maturity portfolio. Prior to the adoption of FASB Statement No. 115, the Bank accounted for all securities at cost, adjusted for amortization of premiums and accretion of discounts. During 1993, $2,000 of the Bank's securities were called resulting in gross realized gains of $32 and no gross realized losses. During 1993, the Bank sold $1,500 of its securities resulting in gross realized gains of $2 and no gross realized losses.

On December 31, 1994, $1,000 of the Bank's securities matured.
Settlement did not occur until 1995. This amount is included in other assets on the Bank's balance sheet as of December 31, 1994.

Interest earned on investment securities is included in interest income. Amortization of premiums and accretion of discounts are computed using the interest method. The adjusted cost of the specific security sold is used to compute the gain or loss on the sale of an investment security. Such gains or losses are shown separately in the statements of income.

Loans
-----

Loans are stated at the principal balance outstanding less unearned discount on consumer loans. Interest on loans, other than consumer loans, is recognized as income based on the principal balance outstanding.

Interest on certain consumer loans is recognized as income over the term of the loan using the sum-of-the-months' digits method, which approximates the interest method. Loans are placed on non-accrual status when, in the opinion of management, there exists sufficient uncertainty as to the collectibility of the contractual interest. Income is recorded on a cash basis for non-accrual loans.

Provision and Reserve for Possible Loan Losses
----------------------------------------------

The provision for possible loan losses charged to operating expense is determined by management based on a review of the Bank's past loan loss experience and an evaluation of the quality of the current loan portfolio. The reserve for possible loan losses is based upon estimates, and ultimate losses may vary from the current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Bank Premises and Equipment
---------------------------

Bank premises and equipment are stated at cost, less accumulated depreciation. Depreciation expense is computed primarily on a straight-line basis over the estimated useful lives of the depreciable assets. Maintenance and repairs are charged to operating expense, and gains or losses on dispositions are reflected currently in the statements of income.

Income Taxes
------------

Income taxes are accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, which was adopted by the Bank on January 1, 1993. Under this statement, deferred income taxes are provided for by the liability method (Note 6).

Other Real Estate
-----------------

Real estate and other assets acquired through foreclosure are stated at the lower of the loan balance or fair value (less estimated costs to sell) of the asset. The initial excess of the loan balance over the fair value of the asset is charged to the reserve for possible loan losses. Subsequent declines in fair value of the assets below their carrying value are reflected in earnings in the period the decline is noted. During 1991, management established a reserve for possible declines in value of other real estate and to provide for estimated disposal costs. The reserve was approximately $49 and $89 at December 31, 1994 and 1993, respectively. Revenues and expenses associated with owning and operating other real estate and gains and losses on disposition of such assets are recorded in income in the period incurred.

Writedowns of other real estate and other assets of $38 and $325 in 1994 and 1993, respectively, were included in other operating expense in the accompanying financial statements.

Earnings Per Share
------------------

Earnings per share is computed using the weighted average number of shares outstanding of 300,000 shares during each of the periods.

New Financial Accounting Standards
----------------------------------

In December 1990 the FASB issued SFAS No. 106, "Employers
Accounting for Postretirement Benefits Other Than Pensions". This statement, which is effective for fiscal years beginning after December 15, 1994, requires recognition of estimated future postretirement costs over employees' periods of service. The Bank offers no postretirement benefits to its employees.

SFAS No. 107, issued by the FASB during 1991, requires disclosure of fair value information for financial instruments. The Bank is not required to adopt this statement until the year ended December 31, 1995.

In November 1992, the FASB issued SFAS No. 112, Employers
Accounting for Postemployment Benefits, which is effective for the Bank for the year ended December 31, 1994. This statement had no material impact on the Bank.

In May, 1993, the FASB issued Statement No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement No. 118, which requires that impaired loans that are within the scope of this statement be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or at the loan's market price or the fair value of the collateral if the loan is collateral dependent. Adoption of the new standard is required for fiscal years beginning after December 15, 1994. The standard is to be adopted prospectively with the effect of initially applying the standard to be reflected as an adjustment to the Bank's provision for loan losses in the year of adoption. As of December 31, 1994, $175 of loans would be impacted by the standards. The effect, if any, the new standards may have on the Bank's financial position and results of operations is not expected to be significant.

In October, 1994, the FASB issued Statement No. 119, Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments. The Bank is required to adopt this statement for the year ended December 31, 1995.

2.  MERGER PLAN:
    -----------

On January 25, 1995, the Bank and Hibernia Corporation (Hibernia) entered into an Agreement and Plan of Merger, pursuant to which the Bank would merge with and into Hibernia and each outstanding share would be converted into shares of Hibernia Class A Common Stock (Hibernia Stock). Should the average market price of Hibernia Stock, defined as the mean of the high and low per share price for the five business days prior to closing, fall between $7.25 and $7.75, Hibernia shares totalling $25,875,000 divided by the average market price would be exchanged for the 300,000 shares issued and outstanding of Bank of St. John Common Stock (Bank Stock). Should the Hibernia Stock price at the closing date fall below $7.25, 3,568,966 shares of Hibernia Stock would be exchanged for the 300,000 shares of the Bank Stock, and should the Hibernia Stock price at the closing date exceed $7.75, 3,338,710 shares of Hibernia Stock would be exchanged for the Bank Stock.

The merger is subject, among other things, to receipt of regulatory and shareholder approvals, and is currently expected to be completed during the second quarter of 1995.

3.  INVESTMENT SECURITIES:
    ---------------------

The amortized cost and estimated fair value of investment securities at December 31, were:


Available for Sale                                               1994
------------------                                         ---------------     Estimated
                                                           Gross Unrealized
                                        Amortized          ----------------      Fair
         Description                       Cost            Gains     Losses      Value
        -------------                   ---------          ------    ------    ----------
U. S. Treasury                          $  10,106          $  -      $  (296)    $  9,810

U. S. Government agencies:
  Collateral mortgage obligations          11,577                1      (813)      10,765
  Other                                     2,885                6      (119)       2,772
                                        _________          ________   ________   ________
                                        $  24,568          $     7    $1,228)    $ 23,347
                                        =========          =======    =======    =========


Held to Maturity                                                 1994
----------------                                           ----------------    Estimated
                                                           Gross Unrealized
                                        Amortized          ----------------      Fair
         Description                       Cost            Gains     Losses      Value
         ------------                   ----------         -----     ------    ---------
U. S. Government agencies:
  Mortgage-backed securities            $   8,083          $    64   $  (151)   $   7,996
  State and municipal obligations,
    tax-free                                3,587                3      (309)       3,281
  State and municipal obligations,
    taxable                                   218                4         -          222
                                        _________          _________  ________  _________
            Total                       $  11,888          $    71    $  (460)  $  11,499
                                        =========          =========  ========  =========

                                                                 1993
                                                           ----------------
                                                           Gross Unrealized
                                        Amortized          ----------------      Market
         Description                       Cost            Gains     Losses      Value
         -----------                    ----------         -----     ------      ------
U. S. Treasury                          $  10,010          $   228   $  -       $  10,238
U. S. Government agencies:
  Mortgage-backed securities                9,510              461        (3)       9,968
  Collateral mortgage obligations           9,702              142       (24)       9,820
  Other                                     4,008              125        (6)       4,127
State and municipal obligations, net        1,635               40        (2)       1,673
                                        _________          ________   ________  _________
            Total                         $34,865              996      $(35)     $35,826
                                        =========          ========   ========  =========


The amortized cost and estimated fair value of debt securities at December 31, 1994, by contractual maturity, are shown below.
Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                           Amortized    Estimated
Available for Sale                            Cost      Fair Value
------------------                        ----------    ----------

Due in 1 year or less                      $     750    $     750
Due after 1 year through 5 years               9,356        9,060
                                           _________    _________
           Subtotal                           10,106        9,810
Mortgage-backed securities, including
  collateral mortgage obligations             14,462       13,537
                                           _________    _________
           Total                             $24,568      $23,347
                                           =========    =========

                                           Amortized    Estimated
Held to Maturity                              Cost      Fair Value
----------------                           ---------    ----------

Due after 1 year through 5 years           $        1   $       1
Due after 5 years through 10 years              1,750       1,631
Due after 10 years                              2,054       1,871
                                            _________   _________
           Subtotal                             3,805       3,503

Mortgage-backed securities                      8,083       7,996
                                            _________   _________
           Total                            $  11,888   $  11,499
                                            =========   =========

The Bank's mortgage-backed securities and collateral mortgage obligations consist of ownership interests in pools of residential mortgages guaranteed by a U. S. Government agency with contract maturities ranging from 1 to 33 years; however, the underlying mortgages are subject to significant prepayments, primarily when the contractual interest rates exceed the current market rate on similar mortgages. Based on current prepayment assumptions, the estimated average remaining life of fixed rate mortgage-backed securities and collateral mortgage obligations is approximately 5.4 years at December 31, 1994.

Investment securities with book values of $26,985 and $14,795 at December 31, 1994 and 1993, respectively, were pledged to secure public funds and for other purposes.

The Bank held a $750 investment in debentures of an affiliated bank consisting of 12% mandatory convertible subordinated debentures of First Continental Bancshares, Inc. (FCB). The debentures were issued in 1986 and were to mature in 1996 with principal payment to be made with 78 shares of FCB common stock per thousand in debenture face value. During 1988 and 1989, a reserve equal to the cost of these debentures was recorded. During 1994, FCB and Hibernia merged. Under the terms of the agreement, Hibernia redeemed all of the outstanding principal and accrued interest related to FCB's outstanding debentures. The debenture agreement required a redemption price of 105% if redeemed during the twelve-month period ending November 15, 1994. Therefore, the Bank received $750 of principal and accrued interest of $558 on August 2, 1994 and a premium of approximately $38. As discussed above, the Bank had assigned no value to the FCB debentures and related accrued interest in the accompanying financial statements; therefore, the Bank recognized income upon collection of the principal, accrued interest and related premium. The accrued interest and premium are included in interest on other investments. The collection of principal is included in gain on sale of securities.

4.  LOANS AND RESERVE FOR POSSIBLE LOAN LOSSES:
    ------------------------------------------

The composition of the loan portfolio at December 31, was as follows:

                                        1994         1993
                                      --------     --------

Commercial and industrial             $  4,851     $  4,588
Residential real estate                 27,793       21,030
Commercial real estate                  21,190       20,950
Consumer                                13,058       14,434
Other loans                                 43           63
                                      _________    _________
           Gross loans                  66,935       61,065
Less:  Unearned discount                   (18)         (70)
           Total loans                 $66,917      $60,995


The Bank evaluates the credit risk of each customer on an individual basis and, where deemed appropriate, collateral is obtained. Collateral varies by individual loan customer but may include accounts receivable, inventory, real estate, equipment, deposits, personal and government guarantees, and general security agreements. Access to collateral is dependent upon the type of collateral obtained. On an on-going basis, the Bank monitors its collateral and the collateral value related to the loan balance outstanding.

Non-performing and under performing loans at December 31 were as follows:


                                               1994        1993
                                             -------     ------
Loans:
  90 days or more past due, but still
     accruing interest                       $   33      $   21
  Non-accrual loans                             175         183
                                             ______      ______
      Total non-performing and under
        performing loans                     $  208      $  204
                                             ======      ======


Income recognized on the cash basis for non-accrual loans in 1994 and 1993 totaled $27 and $20, respectively. If the accrual of interest on non-accrual loans had not been suspended, the income recorded would have been approximately $22 and $17 in 1994 and 1993, respectively.

In the opinion of management, progress has been made in its credit risk management process, and only normal risk and loss potential remain in the loan portfolio. Consequently, the Bank does not anticipate significant increases in the level of non-performing assets in the foreseeable future. The current level of non-performing assets is not anticipated to have a significant adverse effect on the results of operations of the Bank.

The Bank's provision for possible loan losses charged to expense is determined in accordance with the policy described in Note 1.
Transactions in the reserve for possible loan losses during 1994 and 1993 were as follows:

                                             1994      1993
                                           ------    ------

Balance, beginning of year                 $  788    $  825
Provision for possible loan losses              -        50
Losses charged to the reserve                (136)     (120)
Recoveries of loans previously charged-off    302        33
                                           ______    ______
Balance, end of year                       $  954    $  788
                                           ======    ======


5.  BANK PREMISES AND EQUIPMENT:
    ---------------------------

Bank premises and equipment, stated at cost less accumulated depreciation, were as follows at December 31:


                                             1994     1993
                                           ------   ------

Land                                       $  159   $  159
Buildings                                   1,767    1,627
Furniture, fixtures and equipment           2,435    2,530
                                           ______   ______
                                            4,361    4,316
Less-Accumulated depreciation              (2,855)  (2,862)
                                           ______   ______
                                           $1,506   $1,454
                                           ======   ======

Depreciation included in non-interest expense totaled $255 in 1994 and $208 in 1993.

6.  FEDERAL INCOME TAXES:
    --------------------

Effective January 1, 1993, the Bank adopted SFAS No. 109, "Accounting for Income Taxes." The effect of adopting this statement was to increase the deferred tax asset by $177, which is reflected in the statements of income as the cumulative effect of an accounting change. Net deferred tax assets, which are included in other assets in the balance sheets, were approximately $492 and $160 as of December 31, 1994 and 1993, respectively. The components of the net deferred tax asset as of December 31, 1994 were as follows:

                                            1994      1993
                                          -------    ------
Deferred tax assets:
  Unrealized loss on available for
     sale securities                       $  415    $   -
  Other real estate                           204      278
  Other                                        16        -
                                           ______    ______
      Total deferred assets                   635      278
                                           ______    ______

Deferred tax liabilities:
  Reserve for possible loan losses            (34)     (27)
  Bank premises and equipment                 (64)     (39)
  Investments                                 (45)     (52)
                                           ______    ______
      Total deferred liabilities             (143)    (118)

Net deferred tax asset                     $  492    $ 160
                                           ======    =====


Under SFAS No. 109, a valuation allowance must be established against deferred tax assets if, based on all available evidence, it is more likely than not that some or all of the assets will not be realized. Based on income taxes paid during the available carryback period, a valuation allowance is not required as of December 31, 1994.

The following schedule reconciles the statutory Federal income tax rate to the effective tax rate for the years ended December 31, 1994 and 1993:

                                                1994      1993
                                               -----     -----

Statutory tax rate                             34.0%     34.0%
Tax exempt interest income                     (2.1)     (1.6)
Non-deductible expenses                          -        0.1
Other                                           0.1       0.3
                                              ______    ______
Effective tax rate                             32.0%     32.8%
                                              ======    ======


7.  RELATED PARTY TRANSACTIONS:
    --------------------------

In the ordinary course of business, the Bank makes loans to its directors, officers and principal shareholders. These loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers, and do not involve more than normal risk of collectibility or present other unfavorable features. Loans made to directors, officers and principal shareholders, including their family members and companies in which they have a significant ownership interest, are summarized as follows:

Balance, December 31, 1993                    $1,522
New loans                                         35
Repayments                                      (235)
                                              ______
Balance, December 31, 1994                    $1,322
                                              ______
                                              ______

In addition, the Bank has a number of banking relationships with other banks which have certain significant shareholders and directors in common. The most significant of these relationships relates to loan participations purchased from and sold to these banks. Participations purchased from related banks amounted to approximately $3,918 and $3,372 and participations sold totaled $1,963 and $1,784 at December 31, 1994 and 1993, respectively.

At December 31, 1994 and 1993, the Bank also had approximately $0 and $52, respectively, of deposits in related banks.

Certain loan review, internal audit and consulting services were performed for the Bank by related banks. Charges for these services are included in other operating expenses and totaled $58 in 1993. These services were discontinued at the end of 1993.

Certain loan processing services are performed for the Bank by a related bank. Charges for these services are included in other operating expenses and totaled $273 and $284 in 1994 and 1993, respectively.

Certain data processing services are performed by the Bank for related banks. The Bank billed the related banks $510 and $645 for the years ended December 31, 1994 and 1993 respectively, effectively reducing the costs of operating the data processing center which are included in other operating expenses in the financial statements.


8.  COMMITMENTS AND CONTINGENCIES:
    -----------------------------

The Bank is involved in various litigation which is routine to the nature of its business. Management believes that resolution of these matters will not result in any material adverse effect on the financial statements.

The Bank is required to maintain cash on hand and non-interest bearing balances with correspondent banks to fulfill its regulatory reserve requirements. The average required reserve was approximately $730 and $727 in 1994 and 1993, respectively.

In the normal course of business, there are various outstanding commitments to extend credit which are not reflected in the financial statements. At December 31, 1994 and 1993, outstanding commitments under standby letters of credit were approximately $51 and $62, respectively.

Additionally, in the normal course of business, there are various other commitments and contingent liabilities which are not reflected in the financial statements. Loan commitments are single-purpose commitments to lend which will be funded and reduced according to specified repayment schedules. Most of these commitments have maturities of less than one year. Total loan commitments outstanding at December 31, 1994 were approximately $293. Lines of credit are commitments to lend up to a specified amount for a period not to exceed one year. Amounts outstanding under lines of credit fluctuate because they are generally used to finance short-term, seasonal working capital needs of the borrower. Total unfunded lines of credit outstanding as of December 31, 1994 were approximately $2,872.

The Bank uses the same credit policies in making commitments and issuing standby letters of credit as it does for on balance sheet instruments. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include certificates of deposit, accounts receivable, inventory, property, plant and equipment, and income-producing properties. There are no commitments which present an unusual risk to the Bank, and no material losses are anticipated as a result of these transactions.

The principal source of liquidity for the Bank is core deposits. The Bank has none of its deposits brokered or purchased in the national market. At December 31, 1994, 18% of the Bank's interest-bearing deposits were equal to or exceeded $100. In management's opinion, funding and liquidity at the Bank is adequate to meet its current financial commitments.

9.  EMPLOYEE BENEFIT PLANS:
    ----------------------

Effective January 1, 1988, the Bank adopted a defined contribution savings plan for its employees. Under the terms of the plan, the Bank shall make a matching contribution of no less than 40% of the first 3% of the employee's compensation contributed. For 1994 and 1993, the Bank matched 40% of the first 4%, of employee contributions representing contributions of $20 and $17, respectively. In addition, the employer may make a discretionary contribution as authorized by the Board of Directors. The Bank made discretionary contributions of 60% the employee contributions for 1994 and 1993 resulting in contributions of $30 and $25, respectively.

The Chief Executive Officer has an employment agreement which provides for a payment of three years' salary upon change of control of the Bank. In addition, retention agreements were adopted in 1994 to encourage certain other officers of the Bank to continue their employment with the Bank in the context of ongoing merger discussions between the Bank and certain non-affiliated financial institutions. These agreements were executed primarily to maintain stability within the organization and reduce the risk of loss of key members of management before consummation of any potential merger or acquisition of the Bank.

The retention agreements provide that if the Officers remain with the Bank through the consummation of a merger, and certain other conditions are satisfied, they would receive additional compensation. The aggregate compensation under such agreements and the Chief Executive Officer's employment agreement is approximately $503. This amount will be recorded as compensation expense upon consummation of the merger discussed in Note 2.

The Bank has also adopted a severance plan for its employees which will provide additional compensation to those individuals released from employment after the merger. Any payments made under this plan will be in addition to those made under the above-mentioned retention agreements.